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                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

         THIS AMENDMENT NO. 1 TO THE ASSET PURCHASE AGREEMENT, dated as of April __, 2002 (the "Amendment") among Tilia International, Inc., a Cook Islands corporation ("TILIA"), Tilia, Inc., a California corporation ("TILIA U.S.") and Tilia Canada, Inc., a corporation organized under the Canada Business Corporation Act ("TILIA CANADA") (Tilia, Tilia U.S. and Tilia Canada are collectively referred to herein as the "SELLERS", and each individually, a "SELLER"), Alexander Schilling (the "SELLERS' REPRESENTATIVE") and Alltrista Corporation, a Delaware corporation (the "BUYER").

                              W I T N E S S E T H:

         WHEREAS, the Buyer, Sellers and Sellers' Representative entered into an Asset Purchase Agreement, dated as of March 27, 2002 (the "PURCHASE AGREEMENT") whereby the Buyer will purchase substantially all of the assets of the Sellers' Business; and

         WHEREAS, each of the parties wishes to amend the Purchase Agreement, as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements hereinafter contained, the parties hereto hereby agree that the Purchase Agreement shall be amended in the manner and effective upon the terms and conditions set forth below:

         Capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Purchase Agreement.

         1. Section 1. The definitions of "Assignment and Assumption Agreement", "Patent Assignment Agreement", "Purchased Property" and "Trademark Assignment Agreement" in Section 1 of the Purchase Agreement are hereby amended and restated in their entirety as follows:

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" means those several Bill of Sale, Assignment and Assumption Agreements to be executed at Closing to effect the transfer of the Purchased Property (except to the extent any portion of the Purchased Property is transferred pursuant to a Trademark Assignment Agreement, Patent Assignment Agreement or Domain Name Assignment Agreement) and the assumption of the Assumed Liabilities, in substantially the form attached hereto as EXHIBIT A;

         "PATENT ASSIGNMENT AGREEMENT" means those several agreements, substantially in the form attached hereto as EXHIBIT E, pursuant to which the Sellers will, on the Closing Date, sell and assign all of their right, title and interest in and to the Patents to the Buyer;

         "PURCHASED PROPERTY" means:

              (i) the Inventory;

              (ii) the Equipment and Machinery;

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              (iii) the Assigned Contracts;

              (iv) the Accounts Receivable;

              (v) Cash and Cash Equivalents, excluding (i) any Cash and Cash Equivalents received by the Sellers pursuant to Section 3 hereof, (ii) any Cash received by the Sellers pursuant to the exercise of any options to purchase shares of common stock of Tilia after February 1, 2002, and (iii) an amount of Cash equal to the remaining rent owed in respect of the Howard Street Lease (such excluded Cash and Cash Equivalents, collectively the "EXCLUDED CASH");

              (vi) the Intellectual Property;

              (vii) the Files and Records;

              (viii) the Permits;

              (ix) any prepaid expenses with respect to the Purchased Property or the Business; and

              (x) the Intangible Property.

         Purchased Property shall not include (i) any deferred tax assets or refunds with respect to Taxes not reflected on the Financial Statements or that constitute Excluded Liabilities; (ii) shares of capital stock of Tilia US and Tilia Canada; (iii) any distributions of Purchase Price proceeds; (iv) assets not enumerated in items (i) through (x) above; (v) any rights under this Agreement or under any other agreement between Sellers and Buyer entered into on or after the Closing Date; (vi) the bank account held at J.P. Morgan International Bank Limited located in Hong Kong, which immediately prior to the Closing shall have a Cash balance of no more than $100; (vii) the bank account held at Union Bank of California located in California, which immediately prior to the Closing shall have a Cash balance of no more than $100; (viii) the bank account held at CIBC Oppenheimer located in Canada, which immediately prior to the Closing shall have a Cash balance of no more than $100; and (ix) any Excluded Cash held in the bank accounts described in (vi) through (viii) of this paragraph;

         "TRADEMARK ASSIGNMENT AGREEMENT" means those several agreements, substantially in the form attached hereto as EXHIBIT F, pursuant to which the Sellers will, on the Closing Date, sell and assign all of its right, title and interest in and to the Trademarks to the Buyer;

         2. Section 8.4(c). Section 8.4(c) of the Purchase Agreement is hereby amended and restated in its entirety and Section 8.4(d) is hereby added at the end of Section 8.4(c) as follows:

         (c) In the event of a Change of Control, the Buyer shall, at or prior to the date of such Change of Control fund the Contingent Consideration (less any amounts claimed by the Buyer under Section 13 hereof) into an escrow account for payment of the Contingent Consideration to the Sellers (or their assignees), which amount shall be cash equal to the amount

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of the Aggregate Consideration received in connection with the Change of Control in excess of $160,000,000, such excess amount not to exceed $25,000,000 (the "Funded Amount"). If the employment of any two of the persons listed on Schedule
8.4 hereto (or the Replacements of such persons) is terminated in connection with such Change of Control or within ninety (90) days following such Change of Control for any reason other than the voluntary termination by the employee, then the Funded Amount (less any amounts claimed by the Buyer under Section 13 hereof), shall be paid to Tilia or its assigns or designees on the date of termination of the second such employee to be terminated. The Sellers hereby acknowledge that the Contingent Consideration may be funded into an escrow account pursuant to this Section 8.4(c) only if (A) both before and after the Contingent Consideration would be paid, the Buyer is in pro forma compliance with the Senior Credit Facility, and (B) after the Contingent Consideration is paid, the Buyer would have availability under the revolving credit portion of the Senior Credit Facility of not less than $20,000,000. If the Buyer is unable to fund the Contingent Consideration (less any amounts claimed by the Buyer under Section 13 hereof) into an escrow account because of its failure to satisfy the conditions in the preceding sentence relating to the Senior Credit Facility, then the Buyer and the Sellers agree that the Buyer shall fund into an escrow account that amount of such Contingent Consideration in cash to the extent permissible under the Senior Credit Facility.

         (d) For the purposes of Section 8.4(c) the following terms shall have the following meanings

         A. "AGGREGATE CONSIDERATION" shall mean the amount that is equal to the value of consideration received in such Change of Control including any amount of any debt assumed, acquired, remaining, outstanding, retired or defeased in connection with such Change of Control, and any noncompete payments, and in the case of a Change of Control resulting from the adoption of a plan relating to the liquidation or dissolution of the Buyer, the aggregate value of the outstanding stock of the Buyer. Amounts paid into escrow and deferred payments in connection with a Change of Control will be included as part of the Aggregate Consideration. Deferred payments will be valued at their net present value.

         B. "CAUSE" shall mean any one or more of the following occurrences: (i) the employee's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime which constitutes a felony in the jurisdiction involved; or (ii) the employee's commission of an act of fraud or misappropriation of funds or property, whether prior to or subsequent to the date hereof, upon the Buyer or an Affiliate of the Buyer; or
(iii) gross negligence by the employee in the scope of the employment of such employee resulting in a material injury to the Buyer or an Affiliate of the Buyer, violation by such employee of any duty of loyalty to the Buyer or any Affiliate of the Buyer resulting in a material injury to the Buyer or an Affiliate of the Buyer, or any other misconduct on the part of such employee resulting in a material injury to the Buyer or an Affiliate of the Buyer; or
(iv) breach of any Non Competition Agreement between the employee and the Buyer or an Affiliate of the Buyer; or (v) employee's willful breach of a material obligation under the Employment Agreement between the employee and the Buyer or an Affiliate of the Buyer. Notwithstanding the foregoing, as to clauses (c) and
(d) only, the employee shall not be deemed to have been terminated for Cause without (i) five (5) days written notice to the employee setting forth the reasons for the intention of the Buyer or the Affiliate of the Buyer who employs such employee to terminate for Cause,

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and (ii) an opportunity for the employee, within such five (5) day period, to cure (if the matter is susceptible to cure).

         C. "CHANGE OF CONTROL" shall mean any of the following transactions which occurs prior to December 31, 2004: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the division operating the Business or the Buyer and its subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended) other than a Permitted Person; (2) the adoption of a plan relating to the liquidation or dissolution of the Buyer; or (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than a Permitted Person, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of the Buyer, measured by voting power rather than number of shares.

         D. "CONSTRUCTIVE TERMINATION" shall mean the employee's voluntary resignation from employment following the occurrence (without the employee's express written consent) of any of the following events: (i) an adverse change of the employee's title, (ii) a significant reduction in the employee's duties, position or responsibilities, or the removal of the employee from such position or responsibilities; (iii) requiring the employee to be based at any place outside a 40-mile radius from employee's current job location; or (iv) a reduction in the employee's base salary as provided in the employment agreement between the Buyer or an Affiliate of the Buyer and the employee.

         E. "PERMITTED PERSON" shall mean (i) Martin E. Franklin or Ian Ashken;
(ii) any member of the family of Martin E. Franklin or Ian Ashken; (iii) any conservatorship, custodianship or decedent's estate of any Person specified in the foregoing clause (i) or (ii); (iv) any trust established for the benefit of any Person specified in the foregoing clause (i) or (ii); or (v) any corporation, limited liability company, partnership or other entity, the controlling equity interests in which are held by or for the benefit of any one or more Person specified in the foregoing clause (i) or (ii).

         F. "REPLACEMENT" shall mean those employees who have been hired to replace any employee listed on Schedule 8.4 in the event that any such listed employee is terminated by the Buyer or an Affiliate of the Buyer for Cause or voluntarily terminates his or her employment other than by way of Constructive Termination.

         3. Schedule 2.4. Schedule 2.4 to the Purchase Agreement is hereby amended and restated in its entirety and is attached hereto as so amended.

         4. Schedule 2.5. Schedule 2.5 to the Purchase Agreement is hereby amended and restated in its entirety and is attached hereto as so amended.

         5. Schedule 5.15. Schedule 5.15 to the Purchase Agreement is hereby amended and restated in its entirety and is attached hereto as so amended.

         6. Schedule 15. Schedule 15 to the Purchase Agreement is hereby amended and restated in its entirety and is attached hereto as so amended.

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         5. This Amendment shall be effective as if the amendments provided hereby were included as part of the original Purchase Agreement. Except as amended hereby, the Purchase Agreement, as amended, shall remain in full force and effect in accordance with the provisions thereof.

         6. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

         7. All exhibits and schedules hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Amendment as fully as though completely set forth herein.

         8. Each party shall execute and deliver such further documents and instruments and shall take such other further actions as may be required to carry out the intent and purposes of this Amendment.

                            [Signature page follows.]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                       TILIA INTERNATIONAL INC.
                                       by Corporate Directors Limited, Director

                                       By: /s/ Leanne Corvette
                                           ------------------------------------
                                       Name:  Leanne Corvette
                                       Title: Authorized Aignatory

                                       TILIA INC.

                                       By: /s/ Linda Graebner
                                           ------------------------------------
                                       Name:  Linda Graebner
                                       Title: President CEO


                                       TILIA CANADA, INC.

                                       By: /s/ Linda Graebner
                                           ------------------------------------
                                       Name:  Linda Graebner
                                       Title: President CEO

                                       ALLTRISTA CORPORATION


                                       By: /s/ Ian G. H. Ashken
                                           ------------------------------------
                                       Name:  Ian G. H. Ashken
                                       Title: Vice Chairman, Chief Financial
                                              Officer and Secretary


                                       By: /s/ Alexander Schilling
                                           ------------------------------------
                                           Alexander Schilling
                                           As Sellers' Representative

                    [AMENDMENT 1 TO ASSET PURCHASE AGEEMENT]